UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AKOUSTIS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check in the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Akoustis Technologies, Inc.
9805 Northcross Center Court, Suite A
Huntersville, NC 28078
(704) 997-5735

September 18, 2023

To the Stockholders of Akoustis Technologies, Inc.:

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Akoustis Technologies, Inc. (the “Company”). The Annual Meeting will be held at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, on Thursday, November 2, 2023 at 10:00 a.m., local time, or at such adjournments or postponements thereof.

Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, each of which we urge you to read carefully. In addition, enclosed are a proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

We sincerely hope that you can attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to review these proxy materials and submit your voting instructions in advance of the Annual Meeting by Internet, by telephone, or by mail. Instructions regarding submitting a proxy by Internet and telephone are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. You may revoke your proxy at any time before it is exercised as explained in the Proxy Statement.

If you have any questions or need assistance voting your shares, please contact Andrew Wright, the Company’s General Counsel and Corporate Secretary, at (704) 997-5735.

Sincerely,
/s/ Andrew Wright
Andrew Wright General Counsel and Corporate Secretary

Akoustis Technologies, Inc.
9805 Northcross Center Court, Suite A
Huntersville, NC 28078
(704) 997-5735

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 2, 2023 AT 10:00 A.M.

The 2023 Annual Meeting of Stockholders of Akoustis Technologies, Inc. (the “Company”) will be held at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202 on Thursday, November 2, 2023 at 10:00 a.m., local time, and any adjournments or postponements thereof (the “Annual Meeting”) for the following purposes:

1.      to elect eight directors of the Company to serve one-year terms expiring at the 2024 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.      to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.      to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 175,000,000 shares;

4.      to approve an amendment to the Akoustis Technologies, Inc. Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 500,000 to 1,000,000 shares;

5.      to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024; and

6.      to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

We have fixed September 5, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to review these proxy materials and submit your voting instructions in advance of the Annual Meeting by Internet, telephone, or mail, as described on the enclosed proxy card. You may also vote your shares in person at the Annual Meeting. To obtain directions to the Annual Meeting, please call (704) 997-5735.

The Board of Directors recommends that stockholders vote “FOR” each of the director nominees, “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock by 50,000,000 shares, “FOR” the approval of the amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 500,000 shares and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

You may revoke your proxy at any time prior to or at the Annual Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 2, 2023: the Proxy Statement and the Company’s Annual Report on Form 10-K are available at www.proxyvote.com.

By order of the Board of Directors,
/s/ Andrew Wright
Andrew Wright General Counsel and Corporate Secretary Huntersville, North Carolina September 18, 2023

September 18, 2023

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 2, 2023

The Board of Directors (the “Board of Directors” or “Board”) of Akoustis Technologies, Inc. (the “Company”) is furnishing you this proxy statement to solicit, on its behalf, proxies to be voted at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 2, 2023 at 10:00 a.m., local time, at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, and at any adjournment or postponements thereof. These proxy materials are first being mailed or made available to stockholders on or about September 18, 2023.

The entire cost of soliciting these proxies will be borne by the Company. In addition to the delivery of the proxy materials by mail, the Company may request banks, brokers, and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), and to secure the voting instructions of such beneficial owners. The Company will reimburse any such banks, brokers, other record holders, or proxy solicitors acting on its behalf for their reasonable expenses in so doing. The Company has not engaged a proxy solicitor to solicit proxies from stockholders; however, the Company retains the right to do so if it deems such solicitation necessary. Furthermore, the Company may also use one or more of its current employees, who will not be specially compensated, to solicit proxies from stockholders in person, by telephone, by e-mail, or by special letter.

The Annual Meeting will be held for the purpose of considering and voting upon the following:

1.      to elect eight directors of the Company to serve one-year terms expiring at the 2024 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.      to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.      to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 125,000,000 to 175,000,000 shares;

4.      to approve an amendment to the Akoustis Technologies, Inc. Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 500,000 to 1,000,000 shares;

5.      to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024; and

6.      to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board is not aware of any other business to come before the Annual Meeting.

i

GENERAL INFORMATION CONCERNING VOTING

Date, Time, and Place

The Company will hold its Annual Meeting at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202 at 10:00 a.m., local time, on Thursday, November 2, 2023.

Purpose of the Annual Meeting

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following:

1.      to elect eight directors of the Company to serve one-year terms expiring at the 2024 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.      to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.      to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of Common Stock from 125,000,000 to 175,000,000 shares;

4.      to approve an amendment to the Akoustis Technologies, Inc. Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 500,000 to 1,000,000 shares;

5.      to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024; and

6.      to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board is not aware of any other business to come before the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors has determined that each of the proposals is advisable and in the best interests of the Company and its stockholders and recommends that stockholders vote “FOR” each of the director nominees, “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares, “FOR” the approval of the amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

Who May Vote

Stockholders of record of Common Stock as of the close of business on September 5, 2023, the record date established by the Board of Directors (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, either in person or by proxy. Each share of Common Stock is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors. On the Record Date, there were 72,354,827 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Stockholders do not have cumulative voting rights.

Voting Methods

You may vote at the Annual Meeting in person, by submitting a proxy by mailing the enclosed proxy card or by submitting voting instructions by telephone or on the Internet. Instructions regarding submitting your proxy or voting instructions by telephone and on the Internet are included on the proxy card. You may not submit your voting instructions by telephone or on the Internet after 11:59 p.m. Eastern Time on Wednesday, November 1, 2023. If you choose to submit a proxy by mail, please mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope. If a bank, broker, or other nominee (“broker”) holds your shares, you will receive voting instructions directly from the broker.

If you decide to attend the Annual Meeting in person, upon your arrival you will need to register as a visitor with the security desk in the lobby of 300 South Tryon Street, Charlotte, North Carolina 28202. Please be sure to have state or government issued photo identification with you at the time of registration. After a determination that you are a registered holder of Common Stock, you will receive a security pass that will allow you to attend the Annual Meeting. If you are not a registered holder, please be sure that you bring your state or government issued photo identification as well as either (i) a proxy issued to you in your name by your brokerage firm, bank or other nominee, or (ii) a brokerage statement showing your beneficial ownership of Common Stock as of the Record Date (and a legal proxy from your brokerage firm, bank, or other nominee if you wish to vote your shares at the Annual Meeting) to present at the time of registration.

Submitting a Proxy

The form of proxy solicited by the Board of Directors permits you to specify a (i) choice among “for all” nominees, “withhold all” nominees, and “for all except” designated nominees, (ii) a choice among “for,” “against,” and “abstain” with respect to the proposals regarding approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, regarding approval of an amendment to the Company’s Employee Stock Purchase Plan to increase the number of authorized shares of Common Stock issuable thereunder by 500,000 shares, and regarding auditor ratification, and (iii) a choice among “for” and “against” with respect to the proposal regarding approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares. All shares represented by valid proxies that the Company receives through this solicitation, and that are not validly revoked, will be voted according to your instructions on the proxy card or as instructed by phone or via the Internet. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations. If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on these matters in accordance with their best judgment. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board of Directors’ recommendations. The Board of Directors has selected Jeffrey B. Shealy and Andrew Wright to act as proxies with full power of substitution and resubstitution at the Annual Meeting. Either of them is authorized to vote, on behalf of the Board, all proxies to vote shares of Common Stock at the Annual Meeting or any adjournment or postponement thereof granted by stockholders of the Company. The enclosed proxy with respect to the Annual Meeting is solicited by the Board of Directors.

Revocability of Proxies

Even if you execute a proxy or submit a proxy by telephone or over the internet, you have the right to revoke it and change your vote by notifying us at any time before your shares are voted at the Annual Meeting. You may revoke a proxy at any time by submitting written notice of revocation to Andrew Wright, the Company’s General Counsel and Corporate Secretary, before the shares are voted, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. Unless so revoked, the shares of Common Stock represented by the valid proxies received pursuant to this solicitation will be voted in accordance with the specifications given therein. Attendance at the Annual Meeting, without voting, will not serve to revoke a previously submitted proxy.

Quorum and Vote Necessary for Action

Quorum.    The presence of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

Required Vote.    Directors are elected (Proposal 1) by a plurality of the votes cast by the shares entitled to vote in the election, which means that the eight director nominees who receive the greatest number of “for” votes will be elected. You may vote “for all,” “withhold all” or “for all except” with respect to the election of directors. Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (Proposal 2), approval of the amendment to our Employee Stock Purchase Plan to increase the number of authorized shares of Common Stock issuable thereunder by 500,000 shares (Proposal 4), and ratification of the appointment of our independent registered accounting firm (Proposal 5) require the affirmative vote of the stockholders present in person or represented by proxy holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon. Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares (Proposal 3) requires that the votes cast for the amendment exceed the votes cast against the amendment. You may vote “for,” “against,” or “abstain” with respect to Proposals 2, 4 and 5.

Broker Non-Votes.    A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker non-votes, if any, will be counted for purposes of determining a quorum. Broker non-votes will not be treated as votes cast on Proposal 1 and will not be treated as votes entitled to be cast on Proposal 2 or 4 and, therefore, will have no effect on the vote required for the approval of Proposal 1, 2 or 4. We do not expect any broker non-votes with respect to Proposal 3 or 5, and therefore a failure to instruct your broker on how to vote on such matters will have no effect on the outcome of the vote.

“Routine” and “Non-routine” Matters.    Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares (Proposal 3) and the approval of the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024 (Proposal 5) are considered to be routine matters. Therefore, even if your broker does not receive voting instructions from you, your broker is entitled (but not required) to vote your shares on Proposals 3 and 5. The election of directors (Proposal 1), approval, on a non-binding advisory basis of the compensation paid to our named executive officers (Proposal 2) and approval of the amendment to our Employee Stock Purchase Plan to increase the number of authorized shares of Common Stock issuable thereunder by 500,000 shares (Proposal 4) are considered non-routine matters under applicable stock exchange rules, and your broker is not entitled to vote your shares on these proposals without your instructions.

Abstentions and Withheld Votes.    If you abstain from voting or withhold your vote on a particular matter, your shares will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against Proposals 1 or 3, and therefore will have no effect on the outcome of the vote. Abstentions will have the same effect as votes cast against Proposals 2, 4, and 5.

There are no appraisal rights with respect to the matters to be acted upon at the meeting.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock that may be acquired upon exercise of stock options or warrants that are exercisable or that become exercisable within 60 days after the Record Date are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date by (i) each of our directors and named executive officers and (ii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To the best of our knowledge, there is no stockholder known by us to be the beneficial owner of more than 5% of our Common Stock. To our knowledge, (i) none of the shares listed below are held under a voting trust or similar agreement, except as noted, and (ii) there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)(2)	Percent of class(3)
Jeffrey B. Shealy, Chief Executive Officer, Director(4)	873,775	1.2%
Kenneth Boller, Chief Financial Officer(5)	151,757	*
David M. Aichele, Executive Vice President of Business Development(6)	241,164	*
Steven P. DenBaars, Director(7)	375,176	*
Arthur E. Geiss, Director, Co-Chairman of the Board(8)	404,805	*
J. Michael McGuire, Director(9)	100,034	*
Jeffrey K. McMahon, Director(10)	783,680	1.1%
Jerry D. Neal, Director, Co-Chairman of the Board(11)	839,787	1.2%
Michelle L. Petock, Director(12)	24,151	*
Suzanne B. Rudy, Director(13)	306,756	*
All directors and executive officers as a group (10 persons)	4,101,085	5.6%

____________

*        Less than 1%

(1)      Unless otherwise indicated in the table or the related notes, the address for each person named in the table is c/o Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, NC 28078.

(2)      Unless otherwise indicated in the table or the related notes, the shares are held directly by the beneficial owner.

(3)      Applicable percentage ownership is based on 72,354,827 shares of Common Stock outstanding as of the Record Date, together with securities exercisable for or convertible into shares of Common Stock within 60 days after the Record Date for each stockholder.

(4)      Includes 153,000 shares issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the Record Date.

(5)      Includes 84,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(6)      Includes 90,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(7)      Includes (i) 39,982 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date; and (ii) 87,467 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(8)      Includes (i) 72,299 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and (ii) 177,214 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(9)      Includes 42,768 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date.

(10)    Includes 281,766 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(11)    Includes (i) 65,722 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date; and (ii) 40,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(12)    Includes 24,151 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date.

(13)    Includes 201,707 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one. The number of directors is currently fixed at eight directors. The Board of Directors has nominated Steven P. DenBaars, Arthur E. Geiss, J. Michael McGuire, Jeffrey K. McMahon, Jerry D. Neal, Michelle L. Petock, Suzanne B. Rudy, and Jeffrey B. Shealy, all of whom currently are directors of the Company, for election by the stockholders. Upon election, each such director will serve until the 2024 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Each nominee has consented to serve as a director if elected. Although the Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death or any other unexpected occurrence, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee recommended by the Nominating Committee and approved by the Board of Directors.

Proxies may not be voted for a number of persons greater than the number of nominees. Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the eight director nominees receiving the highest number of “FOR” votes, will be elected as directors of the Company.

The Board of Directors recommends a vote “FOR” each of Steven P. DenBaars, Arthur E. Geiss, J. Michael McGuire, Jeffrey K. McMahon, Jerry D. Neal, Michelle L. Petock, Suzanne B. Rudy, and Jeffrey B. Shealy for election as directors of the Company.

Properly submitted proxies will be voted “FOR” election of each of the nominees identified above unless otherwise specified.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names of, and certain information about our current executive officers and our directors, including the principal occupation and business experience of each such person during the past five years.

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Jeffrey B. Shealy	54	President and Chief Executive Officer; Director	May 22, 2015
Kenneth E. Boller	52	Chief Financial Officer	November 5, 2018
David M. Aichele	57	Executive Vice President of Business Development	May 22, 2015
Steven P. DenBaars	61	Director	May 22, 2015
Arthur E. Geiss	70	Co-Chairman of the Board	May 22, 2015
J. Michael McGuire	64	Director	August 28, 2020
Jeffrey K. McMahon	52	Director	May 22, 2015
Jerry D. Neal	78	Co-Chairman of the Board	May 22, 2015
Michelle L. Petock	50	Director	March 22, 2023
Suzanne B. Rudy	68	Director	July 14, 2017

Jeffrey B. Shealy is our Founder, President and Chief Executive Officer, as well as one of our directors. He has 30 years of experience in the radio frequency (“RF”)/wireless industry focused on building businesses around solid state materials and electron device innovation. He previously held the position of Vice President and General Manager at RF Micro Devices, Inc. (“RFMD”) (now Qorvo, Inc.) from 2001 until 2014. Dr. Shealy is a Howard Hughes Doctoral Fellow and spent seven years with Hughes Electronics at Hughes Research Labs (now HRL Labs) and Hughes Network Systems (now Hughes). He previously founded RF Nitro, a GaN-RF Power Amplifier high-tech venture, which was acquired by RFMD in 2001. Dr. Shealy holds an MBA degree from Wake Forest University, Master of Science and Doctorate degrees in Electrical and Computer Engineering from University of California at Santa Barbara (“UCSB”), and a Bachelor of Science degree in Electrical and Computer Engineering from North Carolina State University (“NCSU”). We believe that Dr. Shealy adds value to our Board of Directors based on his intimate knowledge of our business plans and strategies, his experience with high tech start-up ventures and his wealth of experience in the RF/Wireless industry.

Kenneth E. Boller is our Chief Financial Officer and Corporate Controller. Mr. Boller joined the Company in December 2017 as Corporate Controller and became Assistant Secretary in February 2018, Interim Chief Financial Officer in November 2018, and Chief Financial Officer in February 2022. Mr. Boller has been responsible for building and managing the Company’s finance and HR organizations, capital raises, implementing the Company’s SEC financial reporting, and developing all internal controls and processes for the Company. He has over 25 years of experience in public company financial reporting, compliance, planning, treasury, tax, and related strategic matters. Mr. Boller’s past work experience includes Regional Controller and Corporate Director of Accounting for Ecolab, Inc. from 2012 to 2017. Prior to his employment at Ecolab, Inc., Mr. Boller served as Finance Director for ATI Allvac from 2007 to 2011. He is a Certified Public Accountant (Commonwealth of Pennsylvania) with his BS in Accounting from Rutgers University.

David M. Aichele is Executive Vice President of Business Development, responsible for leading the sales and marketing efforts of the Company. Mr. Aichele joined the Company in May 2015, bringing over 20 years of international sales, business development, and marketing experience with him. Prior to joining the Company, Mr. Aichele was EVP Sales & Marketing for T1Visions, a high-tech software startup company, from 2013 to 2015. Mr. Aichele held director positions at RFMD from 2005 to 2015, where he was responsible for the business development and launch of new RF semiconductor products targeting the cellular market, and senior management positions at Tessera and TE Connectivity, where he led business development and sales teams. Mr. Aichele holds a BSEE from Ohio University and an MBA from the Leeds School of Business at the University of Colorado.

Steven P. DenBaars is a Distinguished Professor of Materials and Co-Director of the Solid-State Lighting and Energy Electronics Center at UCSB. Professor DenBaars joined UCSB in 1991 and currently holds the Mitsubishi Chemical Chair in Solid State Lighting and Displays. He is also a current Board member of Aeluma, a privately held start-up engaged in the manufacture high performance InGaAs sensors and of SmartKem Inc., a thin-film transistor developer and manufacturer. Professor Denbaars was formerly a co-founder and board member of privately held

GaN start-up companies, Soraa Inc. and Soraa Laser Diode Inc. Professor DenBaars has been in the compound semiconductor business for over 30 years starting with his prior work at Hewlett-Packard Optoelectronics division in 1988 and involvement in more than two LED companies and one laser diode company. Professor DenBaars’ specific research interests include growth of wide-band gap semiconductors (GaN based), and their application to Blue LEDs and lasers and energy efficient solid state lighting. This research has led to over 1,140 scientific publications and over 190 U.S. patents on electronic materials and devices. He has been awarded an NSF Young Investigator award, Young Scientist Award of the ISCS, IEEE Aron Kressel Award, ISCS Quantum Device Award (2021), and he is an IEEE Fellow. He was elected to the National Academy of Engineering (2012), and elected Fellow of the National Academy of Inventors (2014). We believe that Professor DenBaars adds value to our Board of Directors based on his years of experience in the LED industry and his extensive research involving wide-based gap semiconductors and their application to high power electronic devices.

Arthur E. Geiss, Co-Chairman of the Board, founded AEG Consulting, LLC (“AEG Consulting”) in 2003 and currently serves as its Chief Executive Officer. AEG Consulting offers guidance concerning manufacturing, operations, and process development to technology companies. Prior to establishing AEG Consulting, Mr. Geiss served as Vice President of Wafer Fab Operations at RFMD. He was responsible for the start-up and operations of Gallium Arsenide epitaxial-growth and wafer-fabrication. Prior to RFMD, Mr. Geiss held management positions with Alpha Industries, Inc. (purchased by Skyworks Solutions, Inc.) and before that at ITT Gallium Arsenide Technology Center (purchased by Cobham plc). At both companies, he was responsible for process and device development and wafer fabrication operations. Prior to these, Mr. Geiss held a research position at the Xerox Palo Alto Research Center (now PARC, Inc.). At PARC, Inc., he investigated the structure of vitreous materials and amorphous thin films using Raman spectroscopy. Mr. Geiss has served as a Member of the Executive Committee of the IEEE GaAs IC Symposium (now CSICS) and as a Member of the Executive Committee of the GaAs Manufacturing Technology Conference (now CS Mantech). He has numerous patents and publications on electronic devices, processing, and manufacturing. Mr. Geiss earned a B.S. degree at Lafayette College and M.S. and Ph.D. degrees at Brown University, all in physics. We believe that Mr. Geiss adds value to our Board of Directors based on his extensive experience with technology companies, his executive leadership and management experience, and his research background.

J. Michael McGuire served as Chief Executive Officer at Grant Thornton, LLP (“Grant Thornton”) from 2014 to 2019. He is credited with transforming the structure of the company, focusing on talent, technology, infrastructure, and growth. Prior to becoming Grant Thornton’s CEO, Mr. McGuire served on the firm’s senior leadership team as national managing partner of operations and previously was managing partner of the firm’s Carolinas practice. He joined Grant Thornton in 2002 after a 20-year career at Arthur Andersen LLP. He has significant experience in capital markets transactions ranging from venture capital to initial public offerings and has advised numerous companies on M&A strategies, due diligence and deal structure. Mr. McGuire has served as a director for Avid Xchange Holdings, Inc. since October 15, 2021. He has served on more than 35 community boards during his career. Mr. McGuire received a Bachelor of Science, Business Administration, Accounting and Management Information Systems, from Bowling Green University in 1982. Mr. McGuire’s substantial experience with public company financing and his accounting acumen make him well-suited to contribute to our Board of Directors.

Jeffrey K. McMahon is currently a Vice President with Experient Group, an Atlanta-based management consulting firm. Mr. McMahon joined Experient Group in February 2022 and is responsible for the build out and growth of firm’s Charlotte Market. Prior to Experient Group, Mr. McMahon was employed by North Highland, a global management consulting firm, from 2003 until his retirement from this role in October 2020. During his tenure at North Highland, Mr. McMahon held the position of Managing Director from 2014 and led the firm’s Global Delivery Consulting and Enterprise Risk Management functions. He has an extensive background in business and information technology consulting in the financial services, energy, and telecommunications industries. He has 23 years of experience helping Fortune 100 companies drive revenue, optimize processes, improve customer experience, and manage risk. His areas of expertise include marketing, strategy articulation and realization, strategic execution, business process management, and merger integration. Prior to joining North Highland, Mr. McMahon was a Manager in Accenture’s process practice area. Mr. McMahon received a Bachelor of Science degree in Civil Engineering from NCSU. We believe that Mr. McMahon adds value to our Board of Directors based on his extensive experience in business and technology consulting and his marketing and strategizing expertise.

Jerry D. Neal, Co-Chairman of the Board, founded RFMD in 1991 and served as its Executive Vice President of Marketing and Strategic Development from January 2002 to May 2012. Dr. Neal served as a Vice President of Marketing of RFMD from May 1991 to January 2000 and as its Executive Vice President of Sales, Marketing and

Strategic Development from January 2000 to January 2002. Prior to joining RFMD, he was employed for 10 years with Analog Devices, Inc., including as Marketing Engineer, Marketing Manager, and Business Development Manager. Dr. Neal also founded Moisture Control Systems for the production of his patented electronic sensor for measurement of soil moisture for research, which was later sold to Hancor, Inc. Dr. Neal served as a Director of Tower Semiconductor Ltd. (“TowerJazz”) from July 2018 through April 2020 and previously served on the board of Jazz Semiconductor, Inc. from 2002 until 2008, prior to its acquisition by TowerJazz. Dr. Neal served as a Director of RFMD from February 1992 to July 1993. Dr. Neal received his Associate’s Degree in Electrical Engineering from Gaston Technical Institute and NCSU and his doctor of business management degree from Southern Wesleyan University. We believe that Dr. Neal adds value to our Board of Directors based on his extensive executive leadership and management experience and his sales, marketing, and product development background.

Michelle L. Petock Michelle L. Petock has 25 years of legal, tax, investment banking, hedge fund and investment management experience in both the United States and the United Kingdom. Ms. Petock currently serves as the Chief Executive Officer of W Greig & Company, an investment platform which invests and manages the capital of a single family office. Ms. Petock has served in this role since May 2017 and is responsible for sourcing and performing due diligence for investment opportunities, allocating capital, and managing a portfolio of private equity, private credit, venture, real estate and commodity related investments. Ms. Petock previously served as the Chief Operating Officer of Datum 9 Analytics, an SEC registered investment management firm which offered hedge fund investment opportunities to institutions and qualified clients. Datum 9 Analytics built and deployed a suite of proprietary quantitative models to manage hedge fund portfolios of long/short and long only global equities. Ms. Petock has also worked at both Morgan Stanley and Citigroup, where she was a trader on the Global Structured Products and the Global Capital Structuring desks. In these roles, she developed, originated and executed tax-driven cross-border financing and arbitrage trades in the proprietary and principal-to-principal spaces. A corporate tax lawyer by training, Ms. Petock also spent many years practicing law in the tax group at Shearman & Sterling LLP and in the international and cross-border transactions group at Holland & Knight LLP, where she focused on the taxation of financial products and cross-border structured finance. Ms. Petock earned a Bachelor’s degree, cum laude, from the University of Pennsylvania and a Juris Doctorate, summa cum laude, from the George Washington University Law School. We believe that Ms. Petock adds value to our Board based upon her legal, tax, investment banking, hedge fund, and investment management experience.

Suzanne B. Rudy most recently served as Vice President of Tax & Corporate Treasurer, Compliance Officer, and Assistant Secretary of Qorvo, Inc., a publicly traded company and leading supplier of semiconductor solutions for the wireless communications market, until November 2015. In addition to her treasury and compliance duties, Ms. Rudy served as a director for various subsidiaries of Qorvo, Inc. Prior to joining Qorvo, Inc.’s predecessor, RMFD, in 1999, Ms. Rudy was the Controller for Precision Fabrics Group, Inc., a textile spin-off of the Fortune 500 Company, Burlington Industries. In addition, she spent six years as a Certified Public Accountant and Manager for BDO Seidman, LLP, an international accounting firm. From 2012 to 2016, Ms. Rudy served as a director for Delta Apparel, Inc., a publicly traded apparel manufacturer, where she served on the Audit and Compensation Committees. From 2008 to 2011, Ms. Rudy served as a director for First National Bank United Corporation, serving as Chair of the Audit Committee and the Assets and Liability Committee. Since 2006, Ms. Rudy has served on the Board of Visitors for Guilford College. She was also a Board Leadership Fellow in 2013, as designated by the National Association of Corporate Directors. Ms. Rudy brings to our Board extensive expertise in public company financial, compliance, and related strategic matters.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) and, pursuant to Nasdaq Listing Rule 5605(b), we are required to have a Board of Directors comprised of a majority of “independent directors.” Our Board has determined that Professor DenBaars, Mr. Geiss, Mr. McGuire, Mr. McMahon, Mr. Neal, Ms. Petock and Ms. Rudy are independent directors under the applicable standards of The Nasdaq Stock Market.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. Each member of the Board of Directors except our Chief Executive Officer is independent under Nasdaq independence rules.

To assure effective and independent oversight of management, the Board of Directors has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. We believe that separation of the Chairman and Chief Executive Officer positions encourages objective oversight and candid communications regarding the Company. Currently, two non-employee, independent directors, Mr. Geiss and Mr. Neal, serve as Co-Chairmen of the Board, while Dr. Shealy serves as Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Co-Chairmen of the Board serve as liaisons between the Board and management, focus on Board and governance matters, and preside over meetings of the full Board. Although there is no formal delineation of their responsibilities, Mr. Neal tends to focus on the Company’s marketing and investor relations and communication between the Chief Executive Officer and the rest of the Board of Directors, while Mr. Geiss spends more time with technical and operational matters. The Co-Chairmen of the Board are independent, non-management positions. We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization, as it allows Dr. Shealy to focus on the Company’s strategy, business, and operations and allows the Co-Chairmen to provide objective oversight of the Company.

As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. On an ongoing basis, the Board of Directors discusses areas of risk that particularly affect the Company with senior members of management, who report to the Board of Directors on those areas of risk at regularly scheduled meetings of the Board of Directors. These areas of risk change from time to time based on business conditions and competitive considerations. The Board of Directors and management periodically review, evaluate, and assess the risks relevant to the Company. In addition, the Audit Committee oversees the management of market and operational risks that could affect financial reporting, the Nominating Committee oversees management of risks associated with governance matters, and the Compensation Committee oversees management of risks related to executive compensation plans and policies.

Board Meetings and Director Attendance

The Board of Directors held eight meetings during the fiscal year ended June 30, 2023. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

Although the Company does not have a formal policy regarding director attendance at annual meetings of stockholders, each director is encouraged and expected to attend the Annual Meeting. Each of our directors then serving on the Board of Directors attended the 2022 annual meeting of stockholders.

Committees of the Board of Directors

The Board maintains six standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee, the Technology Committee, the IT Governance Committee and the Strategic Development Committee. Each of these committees operates under a written charter and reports regularly to the Board. A copy of each of these committee charters is available in the “Investors” section of our website under the heading “Governance Documents” at www.akoustis.com, and copies may also be obtained by request through the “Contact Us” form at the same website address. Each member of the Audit Committee, the Compensation Committee, and the Nominating Committee must satisfy membership requirements imposed by the applicable committee charter and, where applicable, Nasdaq listing standards and SEC rules and regulations. Each of the members of the Audit Committee, the Compensation Committee, and the Nominating Committee has been determined by the Board to be independent under applicable Nasdaq listing standards and, in the case of the Audit Committee and the Compensation Committee, under the independence requirements established by the SEC. A brief description of the responsibilities of each of these committees and their current membership follows.

Audit Committee

Our Board has established a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to represent and assist the Board in its general oversight of our accounting and financial reporting processes, audits of the financial statements, internal control and audit functions, and compliance with legal and regulatory requirements and ethical standards adopted by the Company. Formed in February 2017 in connection with our initial listing on Nasdaq, the Audit Committee held 5 meetings during the fiscal year ended June 30, 2023. The current members of the Audit Committee are Mr. McMahon, Mr. Neal, Ms. Petock and Ms. Rudy (Chair). The Board of Directors has determined that each of the members is financially sophisticated and that Ms. Rudy meets the definition of “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. The Board also has determined that each of Mr. McMahon, Mr. Neal, Ms. Petock and Ms. Rudy is “independent” under Rule 10A-3(b)(1) under the Exchange Act for purposes of Audit Committee independence.

Compensation Committee

Our Board has established a Compensation Committee to assist the Board in overseeing and reviewing information from management regarding compensation and human capital issues within the Company. The Compensation Committee also has specific responsibilities regarding performance reviews and compensation of the Company’s executive officers. The Compensation Committee is authorized under its charter to retain consultants to assist it in the evaluation of the Company’s executive compensation program. The Compensation Committee has consulted Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation consultant, from time to time to review the Company’s compensation programs and provide market data, analyses and advice regarding the compensation of our executive officers and non-employee directors. Pearl Meyer does not provide any other services to the Company. Our executive officers communicate to the Compensation Committee regarding operational, financial or other milestones related to bonus determinations, but are otherwise not involved in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee held 6 meetings during the fiscal year ended June 30, 2023. The Compensation Committee is responsible for approving the individual elements of total compensation for our Chief Executive Officer and other executive officers. The current members of the Compensation Committee are Mr. McGuire (Chair), Mr. Neal and Ms. Rudy, each of whom is independent under existing Nasdaq listing standards, SEC requirements, and the requirements of Section 162(m) of the Internal Revenue Code (the “Code”). To the extent permitted by the Company’s bylaws and applicable law, rules, regulations and listing requirements, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee.

Nominating Committee

Our Board has established a Nominating Committee to assist the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board, to recommend for the Board’s approval the slate of nominees to be proposed by the Board to stockholders for election to the Board or nominees for election to fill interim vacancies on the Board, and to recommend to the Board the directors who will serve on each committee of the Board. Formed in February 2017, the Nominating Committee held 5 meetings during the fiscal year ended June 30, 2023. The current members of the Nominating Committee are Mr. McGuire, Mr. Neal (Chair) and Ms. Rudy.

Other Committees

Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future and, in July 2017, our Board designated a Technology Committee to assist the Board and the Company’s senior management in overseeing technology development initiatives and to advise the Board regarding new technology development and execution of technology initiatives. The current members of the Technology Committee are Mr. Geiss (Chair), Professor DenBaars and Dr. Shealy. In August 2020, the Board designated an IT Governance Committee to oversee the Company’s risk management program relating to cybersecurity. The current members of the IT Governance Committee are Mr. McGuire (Chair), Professor DenBaars, Mr. McMahon and Mr. Geiss. In September 2020, the Board designated a Strategic Development Committee to assist with the review and consideration of certain financing and strategic transactions submitted to the Board for its consideration. The current members of the Strategic Development Committee are Ms. Rudy (Chair), Mr. Neal, Ms. Petock and Dr. Shealy.

Process for Nominating Potential Director Candidates

The Nominating Committee is responsible for identifying and evaluating potential director candidates and recommending qualified candidates for election by the stockholders consistent with criteria approved by the Board. Nominees for director are selected by the Nominating Committee on the basis of their (i) economic, academic, financial, and other expertise, skills, knowledge, and achievements useful to the oversight of the Company’s business; (ii) integrity, demonstrated sound business judgment, and high moral and ethical character; (iii) diversity of viewpoints, backgrounds, experiences, and other demographics; (iv) business or other relevant professional experience; (v) capacity and desire to represent the balanced, best interests of the Company and its stockholders as a whole and not primarily a special interest group or constituency; (vi) ability and willingness to devote time to the affairs and success of the Company and in fulfilling the responsibilities of a director; and (vii) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other Board members will build a Board that is effective, collegial, and responsive to the needs of the Company.

The Nominating Committee does not have a formal diversity policy with respect to the Board, but it reviews the background and qualifications of each nominee to determine such nominee’s experience, competence, and character and assesses such nominee’s potential contribution to the Board of Directors, taking into account the then-existing composition of the Board of Directors and such other factors as the Nominating Committee deems appropriate. The Board should collectively possess skills, industry, and other knowledge and expertise, and business and other experience useful for the effective oversight of the Company’s business. The Nominating Committee believes that the business experience of its directors has been, and continues to be, critical to the Company’s development and plan of operation.

The Nominations Committee values the input of stockholders in identifying director candidates. Accordingly, although the Nominations Committee does not have a specific policy with regard to the consideration of candidates recommended by stockholders, the Nominations Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominations Committee, directors and members of management. Any such nominations should be submitted to the Nominations Committee in line with the instructions provided under the caption “Submission of Future Stockholder Proposals and Nominations” below and comply with other specific procedural requirements set forth in the Bylaws.

Board Diversity Matrix (As of September 6, 2023)

Board Size:
Total Number of Directors			8
	Female	Male		Non-Binary	Did Not Disclose Gender
Gender:
Directors	2	6		—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	1		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	2	6		—	—
Two or More Races or Ethnicities	—	1		—	—
LGBTQ+		—	—
Did not Disclose Demographic Background		—	—

To see our Board Diversity Matrix as of September 12, 2022, please see the proxy statement filed with the SEC on September 26, 2022.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics and Conduct that applies to our directors, officers, and employees. A copy of the Code of Ethics and Conduct is posted on the Company’s website at www.akoustis.com. In the event that we amend any of the provisions of the Code of Ethics and Conduct that requires disclosure under applicable law or SEC rules, we intend to disclose such amendment on our website. Any waiver of the Code of Ethics and Conduct must be approved by the Board of Directors. Any waivers granted to our Chief Executive Officer or Chief Financial Officer will be disclosed on our website within four business days.

Hedging Transactions

Under our Insider Trading Policy, we strongly discourage our employees, officers and directors from engaging in hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Any person wishing to enter into such an arrangement must first submit the proposed transaction for approval by the compliance officer designated under the Insider Trading Policy.

Stockholder and Interested Party Communications with Directors

Stockholders may communicate with the Board of Directors, members of particular committees, or individual directors by sending a letter to such persons in care of our Chief Executive Officer at our principal executive offices. The Chief Executive Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Chief Executive Officer will submit the correspondence to the Co-Chairmen of the Board or to the committee or specific director to whom the correspondence is directed. All such communications must be accompanied by a statement of the type and amount of our securities that the person holds; any special interest, meaning an interest that is not derived from the proponent’s capacity as a stockholder, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

COMPENSATION AND OTHER INFORMATION CONCERNING OUR
EXECUTIVE OFFICERS AND DIRECTORS

We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with the reduced public company executive and director compensation disclosure requirements applicable to smaller reporting companies.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended June 30, 2023 and June 30, 2022. For the fiscal year ended June 30, 2023, our named executive officers are our Chief Executive Officer and our two most highly compensated executive officers serving the Company at the end of the fiscal year ended June 30, 2023 other than our Chief Executive Officer.

Summary Compensation Table for Fiscal Year 2023

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey Shealy,	2023	470,730	571,500	—	235,365	13,145	1,290,740
Chief Executive Officer	2022	438,731	507,500	281,714	289,366	11,914	1,529,225

Kenneth Boller,	2023	246,989	364,350	—	61,747	12,850	685,936
Chief Financial Officer	2022	195,135	208,650	188,438	74,250	10,524	676,997

David Aichele,	2023	258,308	439,350	—	77,493	12,721	787,872
EVP of Business Development	2022	239,731	249,750	221,556	78,947	10,722	800,706

____________

(1)      The amounts shown in this column indicate the aggregate grant date fair value of awards of restricted stock and restricted stock units computed in accordance with FASB ASC Topic 718. See Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for a discussion of the assumptions made in the valuation of stock awards. Assuming maximum level of achievement of the performance criteria for the restricted stock units with market value appreciation conditions (“MVSUs”) which constitute a portion of the amounts included in this column, the aggregate grant date fair value of the MVSU awards granted to (i) Mr. Shealy for fiscal 2023 would be $523,000 compared to $393,000 included in this column, (ii) Mr. Boller for fiscal 2023 would be $366,100 compared to $275,100 included in this column, and (iii) Mr. Aichele for fiscal 2023 would be $418,400 compared to $314,400 included in this column. For more information on the MVSU awards, see Footnote 18 to the Outstanding Equity Awards at 2023 Fiscal Year-End table below on Page 17.

(2)      The amounts shown in this column represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. See Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for a discussion of the assumptions made in the valuation of option awards.

(3)      The amounts shown in this column represent annual incentive opportunities to our named executive officers to promote the achievement of annual performance objectives. See “Annual Incentive Bonuses” below for additional details.

(4)      Amounts shown in this column relate to matching contributions to our named executive officers’ accounts under our 401(k) retirement savings plan.

Except as indicated below under “Employment Agreements,” we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table provides information about outstanding equity awards held by our named executive officers as of June 30, 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Jeffrey Shealy	45,000	—		7.12	9/27/2024
	40,000	—		5.00	11/26/2025
	18,000	12,000	(3)	7.98	12/19/2026
	20,000	30,000	(4)	8.11	08/28/2027
	10,000	40,000	(5)	10.15	09/09/2028
						12,000	(7)	38,160
						30,000	(8)	95,400
						40,000	(9)	127,200
						50,000	(18)	177,500
						50,000	(19)	159,000

Kenneth Boller	16,000	—		6.24	12/19/2024
	16,000	—		6.35	02/22/2025
	24,000	—		4.76	11/22/2025
	10,000	15,000	(11)	8.11	08/28/2027
	5,000	20,000	(14)	9.99	08/27/2028
	3,000	12,000	(16)	5.88	02/10/2029
						8,000	(12)	25,440
						6,000	(13)	19,080
						9,000	(8)	28,620
						12,000	(15)	38,160
						8,000	(18)	25,440
						35,000	(18)	124,250
						25,000	(19)	79,500

David Aichele	30,000	—		7.12	9/27/2024
	20,000	—		4.76	11/22/2025
	16,000	24,000	(11)	8.11	08/28/2027
	8,000	32,000	(14)	9.99	08/27/2028
						8,000	(12)	25,440
						8,000	(13)	25,440
						15,000	(8)	47,700
						20,000	(15)	63,600
						40,000	(15)	142,000
						35,000	(15)	111,300

____________

(1)      The market value is based upon the $3.18 closing price of our Common Stock, as reported by Nasdaq on June 30, 2023, multiplied by the number of shares that had not yet vested.

(2)      These option awards vest on November 27, 2022.

(3)      These option awards vest in three equal annual installments on December 20, 2022, 2023 and 2024.

(4)      These option awards vest in four equal annual installments on August 28, 2022, 2023, 2024 and 2025.

(5)      These option awards vest in five equal annual installments beginning on September 9, 2022.

(7)      These RSUs, granted December 20, 2019, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in two equal annual installments on the fourth and fifth anniversaries of the grant date.

(8)      These RSUs, granted on August 28, 2020, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in three equal annual installments on the third, fourth and fifth anniversaries of the grant date.

(9)      These RSUs, granted on September 9, 2021, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in four equal annual installments on the second, third, fourth and fifth anniversaries of the grant date.

(11)    These option awards vest in three equal annual installments on August 28, 2023, 2024 and 2025.

(12)    These RSUs, granted August 20, 2019, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in two equal annual installments on the fourth and fifth anniversaries of the grant date.

(13)    These RSUs, granted December 18, 2019, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs will vest in two equal annual installments on the fourth and fifth anniversaries of the grant date.

(14)    These option awards vest in four equal annual installments beginning on August 27, 2023.

(15)    These RSUs, granted on August 27, 2021, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in four equal annual installments on the second, third, fourth and fifth anniversaries of the grant date.

(16)    These option awards vest in four equal annual installments beginning on February 10, 2024.

(17)    These RSUs, granted on February 10, 2022, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in four equal annual installments on the second, third, fourth and fifth anniversaries of the grant date.

(18)    These MVSUs granted on August 12, 2022, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The number of shares of the Company’s common stock earned at vesting is based on the Company’s stock price on the third anniversary of the grant date with amounts earned subject to a vesting multiplier ranging from 0% to 200% based on a target stock price of $5.23 per share. The MVSUs vest on the third anniversary of the grant date. The market value is based upon a $3.55 per share value determined using a Monte Carlo simulation.

(19)    These RSUs, granted on November 21, 2022, are subject to forfeiture in certain events of termination of the named executive officer’s employment. The RSUs vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date.

Employment Agreements

Jeffrey B. Shealy

On June 15, 2015, we entered into a three-year employment agreement with our Chief Executive Officer, Jeffrey B. Shealy. After the initial three-year term, the agreement automatically renews for successive one-year periods unless terminated by either party on at least 30 days’ written notice prior to the end of the then-current term. Dr. Shealy’s annual base salary is subject to increase or decrease annually as determined by our Board of Directors. Dr. Shealy’s current base salary under the employment agreement is $455,260. Dr. Shealy is eligible, at the discretion of our Board of Directors, to receive an annual cash bonus of up to 100% of his annual base salary, which may be based on the Company achieving certain operational, financial or other milestones (the “Milestones”) that may be established by our Board of Directors. All or any portion of any annual bonus shall be paid in cash, securities or other property. Dr. Shealy is entitled to receive stock options or other equity incentive awards as and when determined by the Board, and is entitled to receive perquisites and other fringe benefits that may be provided to, and is eligible to participate in any other bonus or incentive program established by us for, our executives. Dr. Shealy will be entitled to be reimbursed for all reasonable travel, entertainment, and other expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities, or services under his employment agreement, in accordance with policies and procedures, and subject to limitations, adopted by us from time to time.

In the event that Dr. Shealy’s employment is terminated by the Company without Cause (as defined below) or due to Permanent Disability (as defined below) or he resigns for Good Reason (as defined below) during the term of his employment, Dr. Shealy is entitled to:

(x)    an amount equal to his annual base salary then in effect (payable in accordance with the Company’s normal payroll practices) paid over a period of 24 months commencing on the effective date of his termination (the “Severance Period”) (in the case of a resignation for Good Reason, reduced by any cash remuneration paid to him because of any other employment or self-employment during the Severance Period and subject to Dr. Shealy’s continued compliance with ongoing obligations under the employment agreement following such resignation),

(y)    if and to the extent the Milestones are achieved for the annual bonus for the year in which the Severance Period commences (or, in the absence of Milestones, our Board of Directors has, in its sole discretion, otherwise determined an amount of Dr. Shealy’s annual bonus for such year), an amount equal to such annual bonus prorated for the portion of the performance year completed before Dr. Shealy’s employment terminated, and

(z)     immediate vesting of any unvested stock options, restricted stock, or similar incentive equity instruments.

”Cause” is defined in Dr. Shealy’s employment agreement and includes, among other things, material breaches of his employment agreement, including with respect to his obligations relating to intellectual property and confidentiality, failure to perform duties required of him as an employee, commitment of a felony or crime involving dishonesty or moral turpitude, misconduct or acts of violence or any activity that could result in a violation of federal securities laws.

“Good Reason” is defined in Dr. Shealy’s employment agreement and includes, among other things, the removal of Dr. Shealy from his position, certain reductions by the Company in Dr. Shealy’s then applicable base salary or a change in Dr. Shealy’s principal place of employment from North Carolina.

For the purposes of Dr. Shealy’s employment agreement, a “Permanent Disability” is an event which causes Dr. Shealy to be unable to discharge his duties to the Company for a period of ninety (90) consecutive days, or one hundred twenty (120) days in any one hundred eighty (180) consecutive day period (unless longer periods are required under applicable local labor regulations).

For the duration of the Severance Period, the Company will pay and Dr. Shealy will also be eligible to participate in our benefit plans or programs, provided Dr. Shealy was participating in such plan or program immediately prior to the date of employment termination, to the extent continued participation is permitted under the terms of such plan or program (collectively, the “Termination Benefits”). If Dr. Shealy’s employment is terminated during the term by the Company for Cause, by Dr. Shealy for any reason other than Good Reason or due to his death, then he will not be entitled to receive the Termination Benefits, and shall only be entitled to the compensation and benefits that shall have accrued as of the date of such termination.

David Aichele

David Aichele serves as the Vice President of Business Development pursuant to an offer letter dated May 12, 2017. Pursuant to the offer letter, Mr. Aichele is eligible to receive an annual cash bonus of up to 60% of his base salary if certain operational, financial, or other milestones determined by the Board, in its sole discretion, have been satisfied, and is eligible to participate in any other bonus, incentive compensation, retirement, health and welfare program established by or maintained for senior executives of the Company. Mr. Aichele is entitled to be reimbursed for all reasonable business, promotional, travel and entertainment expenses incurred or paid by Mr. Aichele in the performance of his duties, as determined by the Board.

Mr. Aichele’s salary is subject to increase or decrease annually as determined by our Board of Directors. Mr. Aichele’s current base salary under the employment agreement is $258,751.

Kenneth Boller

Kenneth Boller serves as the Chief Financial Officer pursuant to an offer letter dated December 13, 2017, when Mr. Boller joined the Company as its Corporate Controller. Pursuant to the offer letter and subsequent compensation adjustments by the Company, Mr. Boller is eligible to receive an annual cash bonus of up to 50% of his base salary if certain operational, financial, or other milestones determined by the Board, in its sole discretion, have been satisfied, and is eligible to participate in the 2018 Plan.

Mr. Boller’s salary is subject to increase or decrease annually as determined by our Board or its Compensation Committee. Mr. Boller’s current base salary under the employment agreement is $248,478.

Change in Control Arrangements

2015 Plan

In the event of a merger or change in control of the Company, the treatment of each outstanding award granted under the 2015 Plan will be determined by the administrator of the 2015 Plan, including whether each such award will be assumed or an equivalent option or right substituted by the successor corporation. The administrator will not be required to treat all awards similarly in the transaction. In the event that the successor corporation does not assume or substitute the awards, such awards will fully vest.

2016 Plan and 2018 Plan

Under the terms of the 2016 Plan and the 2018 Plan, the following provisions will generally apply in the event of a change of control:

•        To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award on substantially similar terms or with substantially equivalent economic benefits as such award, such award will fully vest.

•        In addition, in the event that an award is substituted, assumed or continued, the award will vest in full if the employment or service of the participant is terminated within two years after the effective date of the change of control by the Company without cause or (ii) by the participant for good reason.

Compensation Clawback Policy

We have adopted a Compensation Clawback Policy setting forth the conditions under which applicable incentive compensation provided to our executive officers may be subject to forfeiture, disgorgement, recoupment or diminution (“clawback”) in compliance with Nasdaq Listing Rule 5608. This policy provides that our Compensation Committee shall require the clawback or adjustment of incentive-based compensation to the Company upon the occurrence of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The policy prohibits the Company from indemnifying any current or former executive officers against the loss of erroneously awarded compensation and from purchasing or reimbursing an executive officer for purchasing insurance to cover such loss.

The awards and incentive compensation subject to clawback under this policy include any compensation that is granted, earned, or vested based wholly or in part upon the attainment of any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure. Any clawback under this policy may be effectuated in a manner determined in the sole and absolute discretion of the Compensation Committee. These measures could include, without limitation, the reduction, forfeiture or cancellation of awards, the return of paid-out cash or exercised or released shares, adjustments to future incentive compensation opportunities or in such other manner as our Compensation Committee determine to be appropriate, except as otherwise required by law.

Equity Compensation

Our named executive officers are eligible to receive equity awards under the 2018 Plan. Awards under the 2018 Plan are intended to align the interests of our named executive officers with those of our stockholders and to create a link between executive pay and the long-term performance of our Common Stock. During the year ended June 30, 2023, we granted Dr. Shealy, Mr. Aichele, and Mr. Boller restricted stock units and market value appreciation conditions (“MVSUs”) as described in more detail in the Outstanding Equity Awards at Fiscal Year-End table above. The number of shares of the Company’s common stock earned at vesting of the MVSUs is based on the Company’s stock price on the third anniversary of the grant date with amounts earned subject to a vesting multiplier ranging from 0% to 200% based on a target stock price of $5.23 per share.

Annual Incentive Bonuses

Monetary incentive bonuses are generally paid annually, and are designed to reward our executive officers based on the performance of the Company and their individual results. The target incentive bonus amount and the performance measures and targets for each executive officer are provided and calculated in an annual bonus compensation plan, to the extent it is determined and approved by the Company’s Compensation Committee, at the beginning of each fiscal year for which the bonus is paid. The Compensation Committee considers our chief executive officer’s recommendations, and independently reviews and recommends the total percentage achievement level for each of the executive officers to the Board of Directors for approval.

The performance measures and targets for receiving the annual incentive bonus are intended to be measurable and quantifiable and may include (but are not limited to) (i) objectives such as meeting volume targets for sales, securing design wins, and achieving spending targets; and (ii) key performance indicators, determined for each executive officer separately, according to the executive officer’s position. The annual incentive bonuses are intended to encourage the named executive officers to promote the growth of the Company’s business.

Retirement Benefits

Each of our named executive officers is eligible to participate in our 401(k) retirement savings plan. Pursuant to our 401(k) plan, all eligible employees, including our named executive officers, are provided with a means of saving for their retirement. We currently match all participating employee contributions up to maximum of 4.0 percent of compensation which vest immediately.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. For options, fair value is calculated using a Black-Scholes option pricing model. For time-based RSU awards, fair value is calculated using the closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price. For RSU awards with market value appreciation conditions (“MVSU”), fair value is determined using a Monte Carlo simulation model. Total shareholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our Compensation Committee views the link between Company performance and our NEO pay. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

The “Compensation Actually Paid”, which is presented in the table below, is defined by the SEC and does not reflect amounts actually paid, earned or received by our NEOs. A significant portion of the “Compensation Actually Paid” amounts shown relate to changes in values of unvested equity awards over the course of the applicable reporting year. Any unvested equity awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. The ultimate values actually realized by our NEOs from unvested equity awards, if any, cannot be determined until the awards fully vest and are exercised or settled, as the case may be.

Fiscal Year(1)	Summary Compensation Table Total for PEO ($)(2)(3)	Compensation Actually Paid to PEO ($)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(6)	Net Income (Loss) (in Thousands) ($)(7)
2023	1,290,740	980,050	736,904	523,230	29.69	(63,577)
2022	1,529,225	130,596	754,252	(129,230)	34.55	(59,194)

____________

(1)      In accordance with the transitional relief under SEC rules for smaller reporting companies, only two years of information is required as this is the Company’s first year of disclosure under Item 402(v) of Regulation S-K.

(2)      The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) in this proxy statement and last fiscal year’s proxy statement. See the footnotes to the applicable SCT for further detail regarding the amounts in this column.

(3)      For all years in question, our Principal Executive Officer (PEO) was the Company’s President and Chief Executive Officer, Jeffrey Shealy.

(4)      The following tables set forth the adjustments made during each year represented in the Pay Versus Performance Table to arrive at compensation “actually paid” to our PEO during each of the years in question:

Fiscal Year	Reported Summary Compensation Table Total for PEO $	Reported SCT Value of Equity Awards for PEO $	Equity Award Adjustments for PEO $	Compensation Actually Paid to PEO $
2023	1,290,740	$(571,500)	$260,810	$980,050
2022	1,529,225	$(789,214)	$(609,415)	$130,596
Fiscal Year	Fair Value as of the End of the Fiscal Year of Unvested Equity Awards Granted in that Fiscal Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Fiscal Year ($)	Less: Fair Value at the end of the Prior Year of Equity Awards Granted in Prior Years that Failed to Meet Vesting Conditions in the Fiscal Year ($)	Total Equity Award Adjustments for PEO ($)
2023	336,500	(86,940)	—	11,250	—	260,810
2022	287,000	(776,250)	—	(120,165)	—	(609,415)

(5)      During fiscal year 2023, our remaining NEOs consisted of Kenneth Boller (Chief Financial Officer), and David Aichele (EVP of Business Development). During fiscal year 2022, our remaining NEOs consisted of Kenneth Boller (Chief Financial Officer), David Aichele (EVP of Business Development), and Rohan Houlden (Former Chief Product Officer). The following adjustments were made to average total compensation for the NEOs as a group (excluding Dr. Shealy) for each year to determine the average compensation actually paid.

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs $	Average Reported SCT Value of Equity Awards for Non-PEO NEOs $	Average Equity Award Adjustments for Non-PEO NEOs $	Average Compensation Actually Paid to Non-PEO NEOs $
(a)	(b)	(c)	(d)	(e)
2023	736,904	$(401,850)	$188,176	$523,230
2022	754,252	$(446,567)	$(436,915)	$(129,230)

Fiscal Year	Average Fair Value as of the End of the Fiscal Year of Unvested Equity Awards Granted in that Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Less: Fair Value at the end of the Prior Year of Equity Awards Granted in Prior Years that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments for Non-PEO NEOS ($)
2023	228,525	(51,795)	—	11,446	—	188,176
2022	175,950	(507,895)	—	(104,970)	—	(436,915)

(6)      This column represents cumulative Company total shareholder return (“TSR”). TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2022 and 2022-2023), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(7)      This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

Relationship between Compensation Actually Paid and TSR

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our cumulative total stockholder return for fiscal years 2022 and 2022-2023, respectively. Please see Note 6 above for additional information related to the computation of Company TSR.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
Total Shareholder Return (Value of Fixed $100 Investment)
$1.2m
$0.9m
$0.6m
$0.3m
$0.0m
($0.3m)
$40
$30
$20
$10
$0
($10)
$0.1m
($0.1m)
$1.0m
$0.5m
2022
2023
Compensation Actually Paid for PEO
Average Compensation Actually Paid for Non-PEO NEOs
AKTS Total Shareholder Return

Relationship between Compensation Actually Paid and Net Income

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net income for the fiscal years ended June 30, 2022 and 2023.

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid
Net Income (Loss)
$1.0m
$0.5m
$0.0m
($0.5m)
($1.0m)
$80m
$40m
$0m
($40m)
($80m)
$0.1m
($0.1m)
$1.0m
$0.5m
2022
2023
Compensation Actually Paid for PEO
Average Compensation Actually Paid for Non-PEO NEOs
Net Income (Loss)

Director Compensation

The Company adopted a Director Compensation Program, effective August 11, 2022 that applied to compensation paid to the Company’s non-employee directors during the fiscal year ended June 30, 2023. The Director Compensation Program provides for annual compensation consisting of a combination of a cash retainer, grants of nonqualified stock option awards and/or restricted stock unit (“RSU”) awards at the election of each director. The majority of director compensation being paid in the form of equity is reflective of the entrepreneurial spirit that the Company believes is indicative of the Board. Under the Director Compensation Program, the total value of each non-employee director’s annual compensation is as follows: $140,000 for service on the Board; $50,000 for service as chair of the board; $10,000 for service on the Audit Committee (or $30,000 for serving as the chair of such committee); $6,500 for service on the Compensation Committee or the Technology Committee (or $11,000 for serving as the chair of either such committee); $5,000 for service on the Nominating Committee (or $10,000 for serving as the chair of such committee); $6,500 for service on the IT Governance Committee (or $11,000 for serving as the chair of such committee); and $35,000 for service on the Strategic Development Committee (the same amount for the chair and committee members). The Director Compensation Program allows for directors to elect (i) whether to receive 25% of their annual compensation in cash and (ii) the proportion of options and RSUs making up the equity component of their annual grants (with any such election being made in 25% increments and the default election being 100% of the equity awards to be in the form of RSUs). Annual equity awards are granted on the date of the Company’s annual stockholders’ meeting. Awards vest on the first anniversary of the grant date, subject to the director’s continued service and such other terms as found in the applicable equity compensation plan and relevant award agreement. The base number of shares of Common Stock subject to each annual equity award equals (i) the award value (as calculated above), divided by (ii) the 30-day average of the closing price of the Common Stock as reported on Nasdaq measured as of the date that is one week prior to the date of the annual meeting of stockholders. Any director joining the Board or a committee thereof mid-year receives a pro-rated annual equity award based on the remaining months of service in the year (rounded up to the nearest full month). The Directors who are also employees of the Company are not paid for their service as directors.

The table below summarizes all compensation received by each of the Company’s non-employee directors for services as a director performed during the fiscal year ended June 30, 2023.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Options awards ($)(1)	Total ($)
Arthur E. Geiss(2)	—	249,432	—	249,432
Jerry D. Neal(3)	62,875	226,741	—	289,616
Steven P. DenBaars(4)	38,250	137,938	—	176,188
Jeffrey K. McMahon(5)	40,250	—	159,223	199,473
Suzanne B. Rudy(6)	54,125	—	214,108	268,233
J. Michael McGuire(7)	41,063	148,030	—	189,093
Michelle Petock(8)	30,833	67,623	—	98,456

____________

(1)      The amounts shown in this column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. See Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for a discussion of the assumptions made in the valuation of option awards. For the RSUs, the grant date fair value is based on a closing bid price for Common Stock on the grant date.

(2)      Mr. Geiss received an award of 72,299 RSUs on November 10, 2022 immediately following the 2022 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. At June 30, 2023, Mr. Geiss had 177,214 outstanding option awards, all of which were exercisable and 72,299 unvested RSU awards.

(3)      Dr. Neal received an award of 65,722 RSUs on November 10, 2022 immediately following the 2022 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. At June 30, 2023, Dr. Neal had 40,000 outstanding option awards, all of which were exercisable and 65,722 unvested RSU awards.

(4)      Mr. DenBaars received an award of 39,982 RSUs on November 10, 2022 immediately following the 2022 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. At June 30, 2023, Mr. DenBaars had 87,467 outstanding option awards, all of which were exercisable and 39,982 unvested RSU awards.

(5)      Mr. McMahon received an option award covering 84,146 shares on November 10, 2022 immediately following the 2022 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. At June 30, 2023, Mr. McMahon had 197,620 outstanding option awards which were exercisable and 84,146 unvested option awards.

(6)      Ms. Rudy received an option award covering 113,152 shares on November 10, 2022 immediately following the 2022 annual meeting for her services on the Board, which vests in full on the first anniversary of the grant date. At June 30, 2023, Ms. Rudy had 88,555 outstanding option awards which were exercisable and 113,152 unvested option awards.

(7)      Mr. McGuire an option award covering 40,766 RSUs on November 10, 2022 immediately following the 2022 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Mr. McGuire also received an award of 2,002 RSUs on March 9, 2023 in connection with his appointment to the IT Governance Committee, which vests in full on the first anniversary of the grant date. The grant date fair values for these awards were (i) $3.45 for Mr. McGuire’s November 10, 2022 grant and (ii) $3.96 for Mr. McGuire’s March 9, 2023 grant. At June 30, 2023, Mr. McGuire had 42,768 unvested RSU awards.

(8)      Ms. Petock received an award of 24,151 RSUs on March 23, 2023 in connection with her appointment to the Board, which vests in full as of the date of the next annual meeting of stockholders. At June 30, 2023, Ms. Petock had 24,151 unvested RSU awards.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement as required by Section 14A of the Exchange Act.

Our executive compensation program, as described in detail under the heading “Compensation and Other Information Concerning our Executive Officers and Directors — Executive Compensation”, is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the “Compensation and Other Information Concerning our Executive Officers and Directors — Executive Compensation” section beginning on page 15 for additional details about our executive compensation programs, including information about the fiscal 2023 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, objectives and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders, is hereby APPROVED.”

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements. We currently ask our stockholders to approve the compensation of our named executive officers, on a non-binding, advisory basis, every year.

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon is required to approve the foregoing resolution.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers.

PROPOSAL 3

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

The Board is seeking stockholder approval of an amendment to our Certificate of Incorporation, which would increase the number of authorized shares of Common Stock from 125,000,000 to 175,000,000. The proposed Certificate of Amendment to the Certificate of Incorporation (referred to in this Proposal 3 as the “Certificate of Amendment”) is attached hereto as Appendix A.

The newly authorized shares of Common Stock would have the same rights as the currently outstanding shares of our Common Stock. As of September 5, 2023, 72,354,827 shares of our Common Stock were issued and outstanding, 3,642,748 shares were subject to outstanding restricted stock unit awards, 3,122,937 options to purchase shares of our Common Stock were issued and outstanding under our equity compensation plans, 4,757,029 shares of our Common Stock were reserved for future issuance under our equity compensation plans, and 24,032 shares were reserved for future issuance under our employee stock purchase plan.. Additionally, we may issue approximately 12,273,780 shares of our Common Stock to holders of outstanding convertible senior notes upon conversion of such notes or in payment of accrued interest on certain of such notes, or in connection with an interest make-whole payment or as a qualifying fundamental change payment pursuant to the terms of certain of such notes (which amount is subject to increase or decrease depending on whether the Company chooses to make certain interest and make-whole payments in shares of Common Stock or in cash). Accordingly, 96,175,353 of the 125,000,000 authorized shares of our Common Stock are currently issued or reserved while 28,824,647 of the authorized shares of our Common Stock remain available for future issuance. In addition, we may issue additional shares of our Common Stock through our ATM Sales Agreement with Oppenheimer & Co. Inc., Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC.

Reasons for the Increase in Authorized Shares

The Board believes that the increase in authorized shares would be beneficial for the following reasons:

•        Ensure that an adequate number of shares are available for potential future corporate purposes. An increase in the number of authorized shares of our Common Stock enables us to have a sufficient number of shares available for a variety of possible future corporate purposes, including but not limited to (i) using common stock as consideration for acquisitions, mergers, business combinations or other corporate transactions, (ii) strategic investments, strategic partnership arrangements, or other similar transactions, and (iii) issuance of stock under existing equity compensation plans. The availability of additional authorized shares of common stock would allow us to execute any of these transactions in the future without additional stockholder approval, except as may be required for particular transactions under our Charter, applicable law or rules of any stock exchange on which our securities may be listed, including the Nasdaq Global Select Market, thereby avoiding the potential expense or delay associated with obtaining stockholder approval. However, we have no plans, arrangements, or understandings to issue any of the newly issued authorized shares for any purpose at this time.

•        Enable equity transactions to raise additional capital. The availability of additional shares of our Common Stock will permit us to raise capital through equity transactions. Any such additional capital may be used for a variety of purposes including general corporate and working capital purposes. Except for the $48.0 million of Common Stock remaining available to be sold under our ATM Sales Agreement with Oppenheimer & Co. Inc., Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC, we have no plans, arrangements or understandings for any equity financing transactions at this time.

Certain Risks Associated with this Proposal

Future issuances of shares of common stock could have a dilutive effect on earnings per share, voting power and percentage stockholdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. We do not believe, however, that the Proposed Amendment would have an anti-takeover effect, The Board does not view the proposed increase in authorized common stock to be an anti-takeover measure, and we have not proposed the increase in the authorized number of shares of common stock with the intention of using the additional shares for anti-takeover purposes.

We believe, however, that these potential risks are outweighed by the benefit that an increase in the number of available shares would provide in terms of additional financing flexibility. The Board believes that retaining the ability to act quickly on future opportunities that may require or be facilitated by additional stock issuances will benefit existing stockholders.

Risks of Not Approving this Proposal

If the stockholders do not approve and adopt this proposal, we will continue to have 96,175,353 issued and reserved shares, with 28,824,647 shares available for future issuance. If the proposal is not approved and we do not have a sufficient number of shares of Common Stock available for future issuance, it could (i) delay the commercialization of our technologies or completion of projects, (ii) limit our ability to execute on our business plan and (iii) adversely impact our ability to pursue opportunities in which shares of our Common Stock could be issued that the Board may determine would otherwise be in the best interest of the Company and our stockholders, including financing and strategic transaction opportunities and employee recruitment and retention purposes, as described above under the header, “Reasons for the Increase in Authorized Shares.”

Implementation of the Authorized Share Increase

Following stockholder approval of this proposal, the authorized share increase would be implemented by our filing the Certificate of Amendment with the Secretary of State of the State of Delaware. However, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Board reserves the right to abandon this proposal and to not file the Certificate of Amendment, even if approved by the stockholders of the Corporation, if the Board, in its discretion, determines that such amendment is no longer advisable and in the best interests of the Corporation or its stockholders.

Vote Required for Approval

The votes cast for the adoption of the Certificate of Amendment must exceed the votes cast against the adoption of the Certificate of Amendment.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval and adoption of the Certificate of Amendment as described in this Proposal 3.

PROPOSAL 4

AMENDMENT TO AKOUSTIS TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

The Board is seeking the approval of our stockholders of an amendment to the Akoustis Technologies, Inc. Employee Stock Purchase Plan (as so amended the “ESPP”), which amendment was adopted by the Board on August 31, 2023, subject to stockholder approval (the “ESPP Amendment”). As more fully described below, upon stockholder approval, the ESPP Amendment would increase the number of shares of Common Stock authorized for issuance under the ESPP by 500,000 shares, from 500,000 shares to a total of 1,000,000 shares, subject to adjustment as described below.

Before the ESPP Amendment may be effective, stockholder approval is required under Nasdaq Listing Rule 5635(c)(5) of the corporate governance rules of The Nasdaq Stock Market.

General

The ESPP was originally approved by the Board on August 24, 2018, and by the Company’s stockholders at the Company’s 2018 Annual Meeting on November 1, 2018. The Board adopted the ESPP to provide employees of the Company with the opportunity to acquire a proprietary interest in the Company’s growth and performance, to generate an increased incentive to contribute to our future success and to enhance our ability to attract and retain qualified individuals.

As of September 6, 2023, we had 24,032 shares available for future grants under the ESPP. Under the proposed ESPP Amendment, the aggregate number of shares available for future grants would be increased by 500,000 shares to a total of 524,032 shares, subject to adjustment as described below.

Reasons for the Amendment

The Board believes that the interests of the Company and its stockholders will be advanced if the Company can continue to offer employees the opportunity to acquire or increase their ownership interests in the Company. We believe that the number of shares remaining available for issuance under the ESPP will not be sufficient in light of the expected levels of ongoing participation in the ESPP. Accordingly, we are asking stockholders to approve increasing the number of shares available under the ESPP. We operate in an extremely competitive business environment and talent market. The market to build, retain and replace talent has become even more highly competitive in recent years. Our Board believes that our ability to offer the ESPP is critical to successfully compete and grow our business in this environment, because it will allow us to recruit, incentivize and retain the best available employees and other service providers. In addition, our Board believes that the ESPP aligns the interests of our employees with those of our stockholders. The ESPP provides our employees an opportunity for an ownership stake in the Company, motivating them to achieve outstanding business performance, and provide an effective means of rewarding our employees for their contributions to our success.

Material Features of the ESPP, as Amended by the ESPP Amendment

The principal features of the ESPP are summarized below. The following summary of the ESPP does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP. The proposed changes to the ESPP as a result of the ESPP Amendment are set forth in Appendix B.

Purpose.    The ESPP is intended to provide employees of the Company and its subsidiaries that participate in the ESPP (“participating subsidiaries”) with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock of the Company (“shares”). The ESPP is intended to, and the Company intends that the ESPP, qualify as an “employee stock purchase plan” under the U.S. Internal Revenue Code of 1986 (the “Code”) Section 423 and the ESPP will be interpreted in a manner that is consistent with that intent.

Administration.    The ESPP will be administered by the Compensation Committee, which will have the authority to construe and interpret the ESPP, prescribe, amend, and rescind rules relating to the ESPP’s administration, and take any other actions necessary or desirable for the administration of the ESPP, including adopting sub-plans applicable to particular participating subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the ESPP. All decisions of the Compensation Committee in connection with the administration of the ESPP will be in the Compensation Committee’s sole discretion, and such decisions will be final and binding on all persons. All expenses of administering the ESPP will be borne by the Company. The Board may take any action under the ESPP that would otherwise be the responsibility of the Compensation Committee. To the extent necessary or appropriate, the Compensation Committee may delegate any of its duties or responsibilities under the ESPP as they pertain to a participating subsidiary to such participating subsidiary. The Compensation Committee (or any participating subsidiary with the consent of the Compensation Committee) may appoint or engage any person or persons as a third party administrator to perform ministerial functions pertaining to the issuance, accounting, recordkeeping, forfeiture, exercise, communication, transfer, or any other functions or activities necessary or appropriate to administer and operate the ESPP.

Eligibility.    Unless otherwise determined by the Compensation Committee in a manner that is consistent with Code Section 423, any employee who is an eligible employee as of the first day of the enrollment period designated by the Compensation Committee for a particular offering period will be eligible to participate in such offering period, subject to the requirements of Code Section 423. The Compensation Committee may exclude from participation in the ESPP or any offering any employee who (1) has been employed by the Company or a participating subsidiary for less than two years, (2) is customarily employed by the Company or a participating subsidiary for 20 hours per week or less, (3) is customarily employed by the Company or a participating subsidiary for not more than five months per calendar year, or (4) is a “highly compensated employee” of the Company or a participating subsidiary (within the meaning of Code Section 414(q)). As of September 6, 2023, we had approximately 198 employees that would be eligible to participate in the ESPP. Notwithstanding any provision of the ESPP to the contrary, no eligible employee will be granted an option under the ESPP if (1) immediately after the grant of the option, such eligible employee (or any other person whose stock would be attributed to such eligible employee pursuant to Code Section 424(d)) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary or (2) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Code Section 423) of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

Offering Periods.    The ESPP will be implemented by a series of offering periods, each of which will be six months in duration, with new offering periods commencing on or about June 1 and December 1 of each year (or such other times as determined by the Compensation Committee). The Compensation Committee will have the authority to change the duration, frequency, start date, and end date of offering periods.

Participation.    Participation in the ESPP is entirely voluntary. By participating, the eligible employee authorizes payroll deductions from his or her paycheck in an amount equal to at least 1%, but not more than 10% (or such other maximum percentage as the Compensation Committee may establish from time to time before an offering period begins), of his or her compensation on each pay day occurring during an offering period. The Company will have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Compensation Committee, a participant may not make any separate contributions or payments to the ESPP.

Grant of Option.    On each grant date, each participant in the applicable offering period will be granted an option to purchase, on the purchase date, a number of shares determined by dividing the participant’s accumulated payroll deductions by the applicable purchase price; provided, however, that in no event will any participant purchase more than 2,000 shares during an offering period (subject to adjustment in accordance with and the limitations set forth in the ESPP). The “purchase price” means an amount equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Compensation Committee) of the fair market value of a share on the grant date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Compensation Committee) of the fair market value of a share the purchase date.

Exercise of Option/Purchase of Shares.    A participant’s option to purchase shares will be exercised automatically on the purchase date of each offering period. The participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the participant’s notional account, subject to the limitations set forth in the ESPP. Unused payroll deductions remaining in a participant’s notional account at the end of an offering period (for example, by reason of the inability to purchase a fractional share), as well as any accumulated payroll deductions that remain in a participant’s notional account after applying the limitations set forth in the ESPP, will be returned to the participant as soon as administratively practicable.

Withdrawal.    A participant may withdraw from an offering by submitting to the Company a revised enrollment form indicating his or her election to withdraw at least 15 days before the purchase date. The accumulated payroll deductions held on behalf of a participant in his or her notional account (that have not been used to purchase shares) will be paid to the participant promptly after receipt of the participant’s enrollment form indicating his or her election to withdraw and the participant’s option will be automatically terminated. If a participant withdraws from an offering period, no payroll deductions will be made during any succeeding offering period, unless the participant re-enrolls in accordance with the ESPP. A participant’s election to withdraw from an offering period will not have any effect upon his or her eligibility to participate in succeeding offering periods that commence after the completion of the offering period from which the participant withdraws.

Termination of Employment; Change in Employment Status.    Upon termination of a participant’s employment from the Company and the participating subsidiaries for any reason, or a change in the participant’s employment status after which the participant is no longer an eligible employee, the participant will be deemed to have withdrawn from the ESPP and the payroll deductions in the participant’s notional account (that have not been used to purchase shares) will be returned to the participant, or in the case of the participant’s death, to the person(s) entitled to such amounts under the ESPP, and the participant’s option will be automatically terminated.

Shares Reserved for Plan.    A total of 1,000,000 shares have been reserved as authorized for the grant of options under the ESPP. The shares may be newly issued shares, treasury shares, or shares acquired on the open market. If an option under the ESPP expires or is terminated unexercised for any reason, the shares as to which such option so expired or terminated again may be made subject to an option under the ESPP. As of September 1, 2023, the closing sale price of a share reported on The Nasdaq Stock Market was $1.52. The number of shares that a participant may purchase in an offering under the ESPP may be reduced if the offering is oversubscribed. No option granted under the ESPP will permit a participant to purchase shares that, if added together with the total number of shares purchased by all other participants in such offering, would exceed the total number of shares remaining available under the ESPP. If the Compensation Committee determines that, on a particular purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the ESPP, the Company will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable and as the Compensation Committee determines to be equitable.

Transferability.    No payroll deductions credited to a participant, nor any rights with respect to the exercise of an option or any rights to receive shares under the ESPP, may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in the ESPP) by the participant. Any attempt to assign, transfer, pledge, or otherwise dispose of such rights or amounts will be without effect.

Application of Funds.    All payroll deductions received or held by the Company under the ESPP may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company will not be required to segregate such payroll deductions or contributions.

Adjustments for Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.    In the event that any dividend or other distribution (whether in the form of cash, common stock of the Company, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock of the Company or other securities of the Company, or other change in the Company’s structure affecting the common stock of the Company occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, the Compensation Committee will, in such manner as it deems equitable, adjust the number of shares and class of common stock of the Company that may be delivered under the ESPP, the purchase price per share, and the number of shares covered by each outstanding option under the ESPP, and the numerical limits set forth in the ESPP. Unless otherwise determined by the Compensation Committee, in the event of a proposed dissolution or liquidation of the Company, any offering period then in progress will be shortened by setting a new purchase date and the offering period will end immediately before the proposed dissolution or liquidation. The new purchase date will be before the date of the Company’s proposed dissolution or liquidation. Before the new purchase date, the Compensation Committee will provide each participant with written notice, which may be electronic, of the new purchase date and that the participant’s option will be exercised automatically on such date, unless before such time, the participant has withdrawn from the offering in accordance with the ESPP. In the event of a “corporate transaction” (as defined in the ESPP), the then-current offering period will be shortened by setting a new purchase date on which the offering period will end. The new purchase date will occur before the date of the corporate transaction. Before the new purchase date, the Compensation Committee will provide each participant with written notice, which may be electronic, of the new purchase date and that the participant’s option will be exercised automatically on such date, unless before such time, the participant has withdrawn from the offering in accordance with the ESPP.

General Provisions.    Unless terminated earlier pursuant to the ESPP, will have a term of ten years. The Compensation Committee may, in its sole discretion, amend, suspend, or terminate the ESPP at any time and for any reason. If the ESPP is terminated, the Compensation Committee may elect to terminate all outstanding offering periods either immediately or once shares have been purchased on the next purchase date (which may, in the discretion of the Compensation Committee, be accelerated) or permit offering periods to expire in accordance with their terms (and subject to any adjustment in accordance with the ESPP). If any offering period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares will be returned to participants (without interest, except as otherwise required by law) as soon as administratively practicable. The ESPP will be subject to approval by the stockholders of the Company within 12 months before or after the date the ESPP is adopted by the Board.

New Plan Benefits

The benefits to be received by those employees who are eligible to participate in the ESPP are not determinable, since the amounts of future purchases by participants are based on elective participant contributions and also depend on the value of the Company’s Common Stock. No options have been granted, and no shares of common stock have been issued, with respect to the share increase for which stockholder approval is sought under this proposal.

Employee Stock Purchase Plan Benefits

The following table discloses the number of shares purchased under the ESPP since its inception through the Record Date:

Name and Position	Number of Shares	Aggregate Purchase Amount ($)
Jeffrey B. Shealy, Chief Executive Officer, Director	—	—
David M. Aichele, Executive Vice President of Business Development	6,035	$26,007
Kenneth Boller, Chief Financial Officer	10,799	$50,320
All current executive officers as a group	16,834	$76,327
All current directors who are not executive officers as a group	—	—
Each nominee for election as a director	—	—
Each associate of any director, executive officer or nominee for election as a director;	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights; and	—	—
All current and former employees, including all current officers who are not executive officers, as a group	459,134	$2,014,907

Material Federal Income Tax Consequences

The following is a general, brief summary of the principal federal income tax consequences of certain awards and transactions under the ESPP. The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences, nor does it describe the consequences to any particular participant.

It is the intention of the Company that the ESPP will qualify as an employee stock purchase plan under Code Section 423. The provisions of the ESPP, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. The Company believes that the following federal income consequences normally will apply with respect to the ESPP.

The payroll deductions withheld from a participant’s pay under the ESPP will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year which such amounts otherwise would have been received.

A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the ESPP depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the ESPP (other than any transfer resulting from death) within two (2) years after the first day of the applicable offering period or one (1) year after the shares are acquired (the “Holding Period”), the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares were acquired over (ii) the price paid for the shares by the participant. The amount of “ordinary” compensation income recognized by the participant will be added to the participant’s basis in such shares for purposes of determining any additional gain or loss realized by the participant on the sale of the shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

If a participant sells shares acquired under the ESPP after the Holding Period or if the participant dies, the participant or the participant’s estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the option price (determined as if the option had been exercised on the first day of the offering period), or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the price paid for the shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant’s basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

The Company will not receive any income tax deduction as a result of issuing shares pursuant to the ESPP, except to the extent that a participant is required to include as ordinary income amounts arising upon the sale or disposition of such shares as discussed above.

Equity Compensation Plan Information as of June 30, 2023

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders – options	3,156,037	(1)	$6.61 (2)	4,638,242	(4)
Equity compensation plans approved by security holders – restricted stock units	3,064,882	(3)	$—	—
Equity compensation plans not approved by security holders	363,353	(4)	—	—
Total	6,548,272			4,638,242	(5)

____________

(1)      Consists of (i) 130,000 shares of Common Stock issuable upon the exercise of outstanding options issued under the 2015 Plan, (ii) 770,502 issuable under the 2016 Plan, and (iii) 2,255,535 issuable under the 2018 Plan.

(2)      Such weighted-average exercise price does not include shares issuable upon vesting of outstanding RSU awards, which have no exercise price and are included in column (a).

(3)      Consists of 3,064,882 shares of Common Stock to be issued upon the vesting of outstanding restricted stock units issuable under the 2018 Plan.

(4)      Consists of 363,353 shares of Common Stock issuable pursuant to the employment agreement by and between the Company and Joseph Collins, dated January 1, 2023. These shares are issuable as an inducement award to Mr. Collins in connection with his hiring after the Company’s acquisition of Grinding & Dicing Services, Inc. Subject to his continued employment with the Company, Mr. Collins will receive 242,235 shares on January 1, 2024 and an additional 121,118 shares on January 1, 2025.

(5)      As of June 30, 2023, 4,638,242 additional shares of Common Stock remained available for future issuance under the 2018 Plan. No additional grants will be made under the 2015 Plan or the 2016 Plan.

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon is required to approve the ESPP Amendment.

Board Recommendation

The Board recommends a vote “FOR” approval of the ESPP Amendment.

PROPOSAL 5

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING JUNE 30, 2024

The Board of Directors has retained Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024. In determining that Marcum be retained as the Company’s independent registered public accounting firm, the Board considered whether the provision of non-audit services by Marcum was compatible with maintaining Marcum’s independence and concluded that it was. Even if the engagement of Marcum is ratified, the Board may in its discretion appoint a different independent registered public accounting firm at any time during the year if it determines that such appointment would be in the best interests of the Company and its stockholders.

A representative of Marcum is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon is required to ratify the engagement of Marcum as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the ratification of the engagement of Marcum as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

Fees

The aggregate fees billed to us by Marcum for services rendered for each of the fiscal years ended June 30, 2023 and June 30, 2022 are set forth in the table below:

Fee Category	Fiscal year ended June 30, 2023	Fiscal year ended June 30, 2022
Audit fees(1)	$480,800	$548,475
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$480,800	$548,475

____________

(1)      Audit fees consist of fees incurred for professional services rendered for the audit of consolidated financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements, as well as for the auditor comfort letters provided in connection with our at-the-market equity offering program. The audit fees for the fiscal year ended June 30, 2022 have been updated from the amount disclosed in the Company’s 2022 proxy statement to reflect final amounts paid for services.

Pre-Approval Practice

The Board established an Audit Committee in February 2017. The Audit Committee’s responsibilities include establishing policies and procedures for the review and pre-approval by the Audit Committee of, and approving or pre-approving, all auditing services and permissible non-audit services to be performed by the independent registered public accounting firm, and any non-audit services to be performed by any other accounting firm. Our Audit Committee has adopted procedures for the pre-approval of services to be performed by the independent public accountants. Pursuant to this pre-approval policy, the Audit Committee considers, at least annually, and approves the terms of the audit engagement. At each regularly scheduled Audit Committee meeting, the committee members review both a listing of any newly requested services subject to pre-approval since its last regularly scheduled meeting and a report summarizing any such services, provided or anticipated to be provided by the auditor and the related fees and costs. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis, prior to the performance of the auditor. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval by the Chair of the Audit Committee if approval is needed between Audit Committee meetings. Any such interim approvals must be reported to the Audit Committee at its next scheduled meeting. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is compatible with maintaining the independence of the Company’s public accountants.

All fees described above related to audit services were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 2023 with management and its independent registered public accounting firm. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 2023 be included in the Company’s Form 10-K for the fiscal year ended June 30, 2023 for filing with the SEC. Respectfully submitted by the Audit Committee.

Suzanne B. Rudy (Chair)
Jeffrey K. McMahon
Jerry D. Neal
Michelle Petock

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons. Since July 1, 2021, the Company has not participated in any such related party transaction.

SECTION 16 REPORTING

Section 16 of the Exchange Act requires the directors, certain officers, and beneficial owners of more than ten percent of a class of securities registered under Section 12 of the Exchange Act to file reports with the SEC indicating their holdings of and transactions in such securities and to provide copies of such reports to the issuer of such securities. Based solely upon a review of the copies of the reports furnished to the Company, the Company believes all such reporting persons complied with such reporting obligations during the fiscal year ended June 30, 2023.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS AND NOMINATIONS

Under certain conditions, stockholders may request that we include a proposal or director nomination at a forthcoming meeting of our stockholders in the proxy materials of the Company for such meeting. Under Exchange Act Rule 14a-8, any stockholder desiring to present a proposal to take action at the 2024 annual meeting of stockholders and include such proposal in our proxy materials must ensure that we receive the proposal, to be eligible for inclusion in our proxy statement, at our principal executive offices at 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078 no later than May 22, 2024.

In order for a stockholder proposal, including a nomination for election to the Board of Directors, to be submitted at the 2024 annual meeting of stockholders (but not included in our proxy statement), such proposal must be received by the Company’s Secretary at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Any stockholder proposal to be submitted at the 2024 annual meeting of stockholders (but not included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Secretary not earlier than the close of business on July 4, 2024 and not later than the close of business on August 3, 2024.

The stockholder notice, with respect to all stockholder proposals, must comply in all respects with Article II, Section 9 of the Company’s Bylaws, which requires that such proposal be in writing and include, among other things, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of the proposal or business, (iii) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (iv) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (v) information regarding the stockholder’s ownership of the Company’s Common Stock, (vi) a description of any agreement, arrangement or understanding that has been entered into by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (vii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to solicit proxies or votes from stockholders in support of such proposal or nomination, and (ix) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The Company’s Bylaws requires additional information to be submitted with a stockholder notice with respect to director nominations, including as to each person whom the stockholder proposes to nominate for election as director, (1) all information relating to such person that is required to be disclosed pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (3) certain representations and agreements of such person as set forth in detail in the Bylaws; and (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, and any other material relationships that may be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 3, 2024.

This section is subject to and qualified entirely by the requirements for stockholder proposals set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is available upon written request to: Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078, Attention: Secretary.

It is presently anticipated that the Company’s 2024 annual meeting of stockholders will be held in November 2024. However, if the date of the 2024 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the one-year anniversary of the date of the 2023 Annual Meeting, the Company will, in a timely manner, provide public notice of the new date of the 2024 annual meeting of stockholders and the new dates by which stockholder proposals submitted pursuant to and outside of Exchange Act Rule 14a-8 must be received by the Company.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single copy of their proxy materials to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding, which may affect certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

ANNUAL REPORT

We filed an Annual Report on Form 10-K with the SEC on September 6, 2023. We make available on our website, www.akoustis.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of these reports, without charge, upon request to: Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078, Attention: Andrew Wright.

OTHER MATTERS

As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast in the discretion of the proxy holders at the Annual Meeting. The Board of Directors does not know of any such other business.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AKOUSTIS TECHNOLOGIES, INC.

AKOUSTIS TECHNOLOGIES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Section 4.1 of ARTICLE IV thereof in its entirety and replacing Section 4.1 of ARTICLE IV with the following:

“4.1 Number of Authorized Shares; Par Value. The aggregate number of shares which the Corporation shall have authority to issue is one-hundred and eighty million (180,000,000)) shares, of which one-hundred and seventy-five million (175,000,000)) shall be designated as common stock, par value $0.001 per share, and of which five million (5,000,000) shares shall be designated as preferred stock, par value $0.001 per share.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, AKOUSTIS TECHNOLOGIES, INC. has caused this Certificate to be executed by its duly authorized officer on this ___ day of ________________, 2023.

By:
Name:	Jeffrey B. Shealy
Title:	Chief Executive Officer

A-2

APPENDIX B

AMENDMENT
TO
AKOUSTIS TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

This Amendment (“Amendment”) to the Akoustis Technologies, Inc. Employee Stock Purchase Plan (the “Existing Plan”; as amended hereby, the “Plan”) of Akoustis Technologies, Inc., a Delaware corporation (the “Company”), is adopted by the Company’s Board of Directors (the “Board”) as of August 31, 2023, subject to approval by the Company’s stockholders (the “Stockholders”).

Statement of Purpose

The Existing Plan was originally approved by the Board on August 24, 2018, and by the Stockholders on November 1, 2018, upon which date it became effective. Under Section 19.9 of the Existing Plan, the Board may amend the Existing Plan at any time, contingent on the approval of the Stockholders if Stockholder approval is required by applicable law. The Board has determined that it is in the best interests of the Company to amend the Existing Plan to increase the number of shares authorized for issuance.

NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to the approval of the Stockholders:

1. Capitalized Terms. All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Existing Plan.

2. Amendment to Existing Plan.

Section 13.1 “Number of Shares:” is hereby deleted in its entirety and replaced with the following:

13.1 Number of Shares. A total of 1,000,000 shares of Common Stock have been reserved as authorized for the grant of options under this Plan. The shares of Common Stock may be newly issued shares, treasury shares, or shares acquired on the open market. If an option under this Plan expires or is terminated unexercised for any reason, the shares as to which such option so expired or terminated again may be made subject to an option under this Plan.

3. Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

*            *            *

Effective this 31st day of August 2023, subject to Stockholder approval.

B-1

SCAN TO VIEW MATERIALS & VOTE AKOUSTIS TECHNOLOGIES, INC. 9805 NORTHCROSS CENTER COURT SUITE A HUNTERSVILLE, NC 28078 SUBMIT YOUR PROXY BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Submit your proxy by 11:59 p.m. Eastern Time on November 1, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to submit your voting instructions using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 1, 2023. Have your proxy card in hand when you call and then follow the instructions. SUBMIT YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V23231-P98547 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AKOUSTIS TECHNOLOGIES, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Steven P. DenBaars 02) Arthur E. Geiss 03) J. Michael McGuire 04) Jeffrey K. McMahon 05) Jerry D. Neal 06) Michelle L. Petock 07) Suzanne B. Rudy 08) Jeffrey B. Shealy The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Proposal to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers. For Against 3. Proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 175,000,000 shares. For Against Abstain 4. Proposal to approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 500,000 to 1,000,000 shares. 5. Proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com V23232-P98547 AKOUSTIS TECHNOLOGIES, INC. Annual Meeting of Stockholders November 2, 2023 This proxy is solicited on behalf of the Board of Directors The stockholders hereby appoint Jeffrey B. Shealy and Andrew Wright, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AKOUSTIS TECHNOLOGIES, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time on November 2, 2023, at the offices of K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, North Carolina 28202, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the director nominees listed in Proposal 1, and FOR Proposal 2, Proposal 3, Proposal 4 and Proposal 5. If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion. The Board of Directors is not aware of any other business to come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side